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                                                                    Exhibit 99.1

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement, dated as of June 2, 2005 (this "Amendment"), is between Boykin Lodging Company, an Ohio corporation (the "Company"), and Robert W. Boykin (the "Executive").

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of November 4, 1996, as amended by that certain First Amendment to Employment Agreement, dated as of November 29, 2004 (the "Agreement"; terms used but not otherwise defined herein have the meanings ascribed to those terms in the Agreement); and

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, the Company and the Executive agree as follows:

      1. Each reference to the termination of the Executive's employment (whether by the Company or the Executive) in the Agreement shall mean a separation from service as defined in Section 409A of the Code and the regulations thereunder (a "Separation from Service").

      2. As used in this Amendment, "Person" shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization or any other legal entity.

      3. Subparagraph 2(e) of the Agreement is hereby amended in full to read as follows:

"(e) The term "change in control" means the first to occur of the following events:

            (i) The Board or shareholders of the Company approve a consolidation or merger that results in the shareholders immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power or total fair market value of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger; or

            (ii) The Board or shareholders of the Company approve the sale of substantially all of the assets of the Company to one Person or a group of Persons acting together that is unrelated (within the meaning of Section 409A of the Code and the regulations thereunder) to the Company or the liquidation or dissolution of the Company; or

            (iii) Any Person (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any common shares of the Company (or securities convertible into common shares of the Company) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing more than 50% of the voting power or fair market value of the Company's outstanding securities; or

            (iv) During any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute two-thirds of the Board, unless the election or nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period."

      4. Subparagraph 3(b) of the Agreement is hereby amended in full to read as follows:

"(b) The Company shall pay to the Executive bonus compensation for each calendar year of the Company, not later than sixty (60) days following the end of that year, prorated on a per diem basis for partial calendar years, and determined and calculated by the Compensation Committee of the Board of Directors (the "Compensation Committee") based on performance standards established by the Compensation Committee for that year."

      5. The last sentence of subparagraph 5(c) of the Agreement is hereby amended in full to read as follows:

"If the Company causes a Separation from Service of the Executive other than pursuant to subparagraph 5(a)(i) or 5(a)(ii) or the Executive causes a Separation from Service pursuant to subparagraph 2(c), the Executive shall be paid:

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            (i) an amount equal to (A) three multiplied by (B) the sum of (I)
      the Executive's base salary at the rate in effect at the time of Separation from Service and (II) an amount equal to the Executive's base salary at the rate in effect at the time of Separation from Service multiplied by the Executive's target bonus percentage established by the Compensation Committee for the fiscal year during which the Separation from Service occurs, which amount will be paid over a period of three years beginning on the date of the Executive's Separation from Service (the "Separation Date") in accordance with the Company's usual pay practices; provided, however, that if the Executive is a key employee of the Company (as defined in Section 409A of the Code), no installment of that amount shall be paid prior to the earliest date that payment of an installment can be made without incurring an excise tax pursuant to
      Section 409A of the Code (the "Deferred Payment Date"), and on the Deferred Payment Date the Company shall pay the Executive an amount equal to the amount that would have been paid under this subparagraph 5(c)(i) during the period beginning on the Separation Date and ending on the Deferred Payment Date absent this provison

            (ii) all of the benefits payable to the Executive pursuant to subparagraphs 3(c) and (d) for a period of three years beginning on the Separation Date; and

            (iii) all of the benefits payable to the Executive pursuant to subparagraphs 3(e), (g), (h) and (i) for the longer of the remainder of the term of this Employment Agreement (as that term is defined in subparagraph 2(a)) or the period set forth in the subparagraph."

      6. The following is inserted as the last sentence of subparagraph 9(c):
"The Company shall cause this Employment Agreement to be assumed by any successor of the Company, whether such succession occurs by merger, asset acquisition, or otherwise."

      7. The following is inserted as subparagraph 9(j):

"(j) (i) Not later than one (1) day prior to the day on which a transaction that will result in a change in control is to be consummated (or if the Company does not know about the transaction that will result in a change in control until after it occurs, not later than five (5) days after the Company should reasonably be expected to know about the transaction), the Company shall cause to be issued an Irrevocable Standby Letter of Credit (the "Letter of Credit") in favor of the Executive in order to provide the Executive with the amount that will be paid under subparagraph 5(c) (including any adjustment to that amount required by subparagraph 7) if the Company causes a Separation from Service other than pursuant to subparagraph 5(a)(i) or 5(a)(ii) or the Executive causes a Separation from Service pursuant to subparagraph 2(c). The bank or other financial institution (the "Bank") that will issue the Letter of Credit shall be chosen by the Committee or any individual to whom the Committee delegates that responsibility, but must be organized under the laws of the United States of America or any agency or instrumentality thereof or under the laws of any state thereof and have a combined capital and surplus of at least $100,000,000. The Company shall maintain the Letter of Credit until the earlier of the date the Executive is no longer entitled to payments under subparagraph 5(c) or deposit of the entire amount of the Letter of Credit into escrow as contemplated by subparagraph 9(j)(iii) The expenses of establishing and maintaining the Letter of Credit shall be paid solely by the Company.

      (ii) The Letter of Credit shall be in an amount equal to the Company's total potential liability to the Executive under subparagraph 5(c) (including any adjustment to that amount required by subparagraph 7) in the event the Company causes a Separation from Service other than pursuant to subparagraph 5(a)(i) or 5(a)(ii) or the Executive causes a Separation from Service pursuant to subparagraph 2(c). The amount of the Letter of Credit shall be determined by the Company acting in good faith. If the Executive becomes entitled to receive payments as a result of such a Separation from Service and the Company fails to make those payments, those payments will be paid out of the Letter of Credit in accordance with the procedure set forth in subparagraph 9(j)(iii) below. If the amount of the Letter of Credit is not sufficient to satisfy the total amount payable to the Executive under subparagraph 5(c) (including any adjustment to that amount required by subparagraph 7), the Company shall pay the additional amount necessary to satisfy such total amount payable from its general assets.

      (iii) If the Executive becomes entitled to receive payments under subparagraph 5(c) and the Company fails to make those payments within three (3) business days of the Company's receipt of a demand for payment from the Executive, the Executive may draw on the Letter of Credit by providing written notice (a "Draw Notice") requesting a draw on the Letter of Credit to both the Bank and the Company (return receipt required) specifying the amount to be drawn (the "Draw Amount"). The Letter of Credit shall require the Executive to certify in the Draw Notice as a condition to receipt of the Draw Amount that (A) he is entitled to receive payments under subparagraph 5(c) of this Employment Agreement, (B) the Company has failed to make such payments and (C) the Executive is entitled to draw on the Letter of Credit pursuant to the terms of this Employment Agreement. Immediately upon receipt of a Draw

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Notice containing those certifications, the Bank shall pay to the Executive the amount set forth in the Draw Notice by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Executive in the Draw Notice.

      (iv) Notwithstanding the foregoing provisions, the Company may establish an alternative funding arrangement mutually acceptable to the Company and the Executive to fund the amounts payable under this Employment Agreement."

      8. Exhibit A to the Agreement is deleted in its entirety.

      9. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

      10. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                            [signature page follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                   BOYKIN LODGING COMPANY

                                   By: /s/ Richard C. Conti
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                                   Its: President and Chief Operating Officer

                                       /s/ Robert W. Boykin
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                                       Robert W. Boykin